                                                                   EXHIBIT 10.45

                  MUTUAL TERMINATION OF EMPLOYMENT AGREEMENT
                  ------------------------------------------

     This MUTUAL TERMINATION OF EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 30th day of June, 1996 by and between GENERAL BUSINESS SERVICES, INC., a Texas corporation having an address of 1010 -1020 North University Parks Drive, Waco, TX 76707 (the "Company") and W. PAUL WOODY, individually, having a residence address of 100 Lost Oaks, Waco, TX 76705 ("Woody").

     WHEREAS, Woody was employed by GBS in the position of President pursuant to an Employment Agreement beginning June 1, 1995 and prior to the execution of this Agreement, Woody has agreed to resign his position and his employment with the Company, effective June 30, 1996, and the Company has accepted that resignation;

     WHEREAS, Woody and the Company desire to provide for an orderly termination of the employment relationship and prior to the execution of this Agreement, Woody has fully read this Agreement, has been given adequate time to consider this Agreement, a reasonable opportunity to consult with advisors of Woody's choosing and understands this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises, covenants and agreements set forth in this Agreement, Woody and the Company covenant and agree as follows:

     1. The Employment Agreement which was signed May 26, 1995 with an effective date of June 1, 1995 by and between the Company and Woody is hereby terminated by mutual agreement of Woody and the Company, conditioned upon full performance by Company of this Agreement.

     2. Woody acknowledges that during the course of employment, he had access to and did receive confidential information about the Company; Woody represents and covenants that he will in no way divulge, use or in any way employ such confidential information without the express prior written consent of Company.

     3. Woody acknowledges that by virtue of his employment with the Company, he acquired knowledge and experience and/or was a participant or witness to events and circumstances that may be important in pending and future litigation, arbitration and/or administrative proceedings involving the Company. Woody agrees to cooperate fully with all reasonable requests of the Company, at the Company' expense, in conjunction with any such litigation, arbitration and/or administrative proceedings involving the Company which cover a time period in which Woody was employed by the Company. Woody also agrees that he will not, without the prior written consent of the Company, cooperate with or assist any person or entity which is or which may become an adverse party to the Company or any of the Releasees in any litigation, arbitration and/or administrative proceeding, or

MUTUAL TERMINATION OF EMPLOYMENT AGREEMENT--Page 1
------------------------------------------
disclose or make available to such person or entity any information or documents which may be relevant to such, except as may be required by law or compulsory process; provided, however, that this provision is not intended to and does not prevent Woody from personally pursuing any claims against the Company which may arise after the effective date hereof in connection with Woody's operation of his GBS Franchise in Oklahoma City, OK.

     4. Woody and the Company warrant and represent to one another that they will not undertake any future conduct which is intended to damage any of the franchise systems affiliated with the Company or which discredits Woody or the Company in the eyes of franchisees, the franchise community or third parties.

     5. Woody agrees to surrender all keys and tangible personal property belonging to the Company and represents that he has returned to and left in the custody of the Company all documents and property, including but not limited to computers, computer netport cards, papers, keys, files, records, books or other materials belonging to the Company or any other Releasee (as that term is defined in Section 6 hereof), whether in writing, or recorded by manual or electronic means, whether located at Woody's residence or the offices of the Company.

     6. Woody, for himself and on behalf of his heirs, assigns, successors, executors, administrators and attorneys, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES the Company, any current, past or future parent, subsidiaries, affiliated and related corporations, firms, associations, partnerships and entities, and their successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships and entities, and their guardians, successors, assigns, heirs, executors and administrators (collectively referred to as "Releasees"), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, and expenses whatsoever, including attorney's fees and expenses.

     7. The Company, for itself and on behalf of the Releasees, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Woody, for himself and on behalf of his heirs, assigns, successors, executors, administrators and attorneys (collectively referred to as "Woody Releasees"), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, and expenses whatsoever, including attorney's fees and expenses.

     8. Woody, for himself and on behalf of the Woody Releasees, COVENANTS NOT TO SUE OR OTHERWISE VOLUNTARILY CONSENT TO PARTICIPATE IN AN ACTION AGAINST the Company or any of the Releasees under municipal, local, state or federal law, common or statutory, for any actions or omissions whatsoever, whether known

MUTUAL TERMINATION OF EMPLOYMENT AGREEMENT--Page 2
------------------------------------------
or unknown and whether connected with the employment of Woody by the Company or not, except as may be required in response to lawful judicial process; provided, however, that this provision is not intended to and does not prevent Woody from personally pursuing any claims against the Company which may arise after the effective date hereof in connection with Woody's operation of his GBS Franchise in Oklahoma City, OK.

     9. The Company, for itself and on behalf of the Releasees, COVENANTS NOT TO SUE OR OTHERWISE VOLUNTARILY CONSENT TO PARTICIPATE IN AN ACTION AGAINST Woody or any of the Woody Releasees under municipal, local, state or federal law, common or statutory, for any actions or omissions whatsoever, whether known or unknown and whether connected with the employment of Woody by the Company or not, except as may be required in response to lawful judicial process; provided, however, that this provision is not intended to and does not prevent the Company from pursuing any claims against Woody which may arise after the effective date hereof in connection with Woody's operation of a GBS franchise in Oklahoma City, OK.

     10. From and after the effective date of this Agreement, Woody agrees that he will keep the terms, amount and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he will not communicate or otherwise disclose the terms, amount or fact of this Agreement to any employee of the Company (past, present or future) or to a member of the general public, except as may be required in response to lawful judicial process.

     11. From and after the effective date of this Agreement, the Company agrees that it will keep the terms, amount and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that it will not communicate or otherwise disclose the terms, amount or fact of this Agreement to any employee of the Company (past, present or future) or to a member of the general public, except as may be required in response to lawful judicial process.

     12. Woody and the Company agree that they shall effect a final reconciliation of all outstanding business expense advances and/or reports and the like within 30 days after the effective date hereof.

     13. In consideration for this Agreement, the Company agrees to do the following:

          (a) assume and agree to pay all mortgage payments on the house located at 100 Lost Oaks Drive, Waco, TX 76705, beginning with the payment due in July, 1996 until the closing of the sale of the house, which closing shall be held by August 31, 1996. At closing, Woody shall transfer title to the house to the Company or its designee. Company further agrees to pay all utility charges incurred at the house from July 25, 1996 so long as Woody has completely vacated the premises by July 24, 1996. Upon

MUTUAL TERMINATION OF EMPLOYMENT AGREEMENT--Page3
------------------------------------------
     execution of this Agreement, the parties agree that the Company shall pay Woody the equity in the house in the amount of $18,872.79. Woody agrees that if the house is transferred to a designee of the Company at closing, Woody will sign the equity check that will be received at closing over to the Company; otherwise, the Company becomes the sole owner of the house at closing. The parties agree that Woody shall be fully released from all personal liability with respect to the mortgage on the house upon signing this Agreement; and

          (b) pay Woody $9,050 to reimburse Woody for closing costs incurred in the purchase of a home in Waco, TX and the sale of a home in Oklahoma City, OK upon receipt of a copy of the closing statement, which Woody and the Company acknowledge occurred on June 28, 1996; and

          (c) arrange for and pay for the actual costs of moving Woody from Waco, TX to Oklahoma City, OK.

     14. This Agreement constitutes the entire Agreement of the parties hereto with regard to the subject matter hereof and supersedes all prior and contemporaneous negotiations and agreements, oral or written. All rights, duties and remedies provided by this Agreement to the parties hereto are independent of and not affected by any release or forbearance which is part of this Agreement. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement, other than the express representations of this Agreement. This Agreement cannot be changed or terminated orally.

     15. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

     16. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which the party may be entitled.

     17.  SIGNED AND EXECUTED at Waco, Texas this ______ day of ________, 1996.

                              GENERAL BUSINESS SERVICES, INC.

                              BY:/s/ /s/ John R. Appel
                                 -----------------------------------
                                    John R. Appel, President
ATTEST:


/s/Stephen E. Beatty
----------------------------
Stephen E. Beatty, Treasurer


     By my signature below, I represent that I have been given adequate time to consider this Agreement. I have fully read and understand this Agreement and I sign it of my own free will.


                              /s/ W. Paul Woody  7/25/96
                              -----------------------------------
                              W. Paul Woody



THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF McLENNAN  (S)

     BEFORE ME, the undersigned notary public, on this day personally appeared JOHN R. APPEL, PRESIDENT of GENERAL BUSINESS SERVICES, INC., and acknowledged that he executed the same for the purpose and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office on this 25 day of July, 1996


                                    /s/ Linda E. Jenkins
                                    -------------------------------
                                    Notary Public, State of Texas

[NOTARY PUBLIC SEAL FOR
LINDA E. JENKINS APPEARS HERE]

THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF McLENNAN  (S)

     BEFORE ME, the undersigned notary public, on this day personally appeared
W. PAUL WOODY and acknowledged that he executed the same for the purpose and consideration therein expressed.

     Given under my hand and seal of office on this 25 day of July, 1996.


                                    /s/ Linda E. Jenkins
                                    -----------------------------
                                    Notary Public, State of Texas

[NOTARY PUBLIC SEAL FOR
LINDA E. JENKINS APPEARS HERE]